Power of Attorney
Charles River Partnership XI, LP ("CRP XI") hereby constitutes and appoints Kris
A. Canekeratne, Danford F. Smith and Thomas R. Holler, and each of them individually, as its true and lawful attorney-in-fact to:
1. 	Complete and execute on its behalf any Form ID or Forms 3, 4, or 5 required to be filed by it under Section 16(a) of the Securities Exchange Act of 1934 and
the rules and regulations thereunder;
2. 	Do and perform any and all acts for and on its behalf which may be necessary or desirable to complete and execute any such Form ID or Forms 3, 4 or 5 and timely file such form with the U.S. Securities and Exchange Commission and any stock exchange or similar authority; and
3. 	Take any other action of any type whatsoever in connection with the foregoing, which in the opinion of such attorney-in-fact may be of benefit to, in the best interest of, or legally required of CRP XI, it being understood that the documents executed by such attorney-in-fact on its behalf pursuant to this
Power of Attorney shall be in such form and shall contain such information as such attorney-in-fact may approve in such attorney-in-fact's discretion.
CRP XI hereby grants to each of such attorneys-in-fact full power and authority to do and perform all and every act which is necessary, proper or desirable to be done in the exercise of any of the rights, powers and authority granted in this Power of Attorney, with full power of substitution and revocation, and it ratifies and confirms every act that such attorney-in-fact lawfully performs or causes to be done by virtue of this Power of Attorney and the powers and authority granted herein.
CRP XI acknowledges that the attorneys-in-fact appointed in this Power of
Attorney, in serving in such capacity at its request, are not assuming, and
Virtusa Corporation (the "Company") is not assuming, any of CRP XI's responsibilities to comply with Section 16 of the Securities and Exchange Act of
1934 or the rules or regulations thereunder.
This Power of Attorney shall remain in full force and effect until CRP XI is no longer required to file Forms 3, 4 or 5 with respect to its holding or transactions in securities issued by the Company, unless it earlier revokes this
Power of Attorney in a signed writing delivered to the foregoing attorneys-in-fact.
IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of this 30th day of July, 2007.
CHARLES RIVER PARTNERSHIP XI, LP
By:     Charles River XI GP, LP
           Its  General Partner
 	    By:  Charles River XI GP, LLC
                        Its:       General Partner

	    By: /s/ Izhar Armony
	          Managing Member